Exhibit 10.11

EXECUTION VERSION

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of October 16, 2023, is made by NCR ATLEOS CORPORATION, a Maryland corporation (the “Performance Guarantor” and, in its individual capacity, “Atleos”), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of itself and the other Secured Parties under the Receivables Purchase Agreement defined below. Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the U.S. Purchase and Sale Agreement or Canadian Purchase and Sale Agreement, as applicable, referred to below.

PRELIMINARY STATEMENTS:

(1) Concurrently herewith, NCR Atleos Receivables LLC, a Delaware limited liability company (the “Seller”), as buyer, Cardtronics USA, Inc., ATM National, LLC and the other Persons party thereto as “Originators” (together, the “Initial U.S. Originators”), have entered into that certain Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder, including the Initial U.S. Originators, is herein referred to as a “U.S. Originator” and, collectively, as the “U.S. Originators.” Pursuant to the Purchase and Sale Agreement, the U.S. Originators will from time to time sell or contribute Receivables and Related Rights to the Seller.

(2) Concurrently herewith, NCR Atleos Canada Receivables LP (the “Canadian Guarantor”), as buyer, Cardtronics Canada Holdings Inc. (the “Initial Canadian Originator”) and the other Persons from time to time party thereto as “Originators” are entering into that certain Canadian Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Canadian Purchase and Sale Agreement”). Each entity from time to time party to the Canadian Purchase and Sale Agreement as an originator thereunder, including the Initial Canadian Originator, is herein referred to as a “Canadian Originator” and, collectively, as the “Canadian Originators”. U.S. Originators and Canadian Originators are herein referred to as the “Originators”. Pursuant to the Canadian Purchase and Sale Agreement, the Canadian Originators will from time to time sell or contribute Receivables and Related Rights to the Canadian Guarantor.

(3) The Seller, as seller, the Canadian Guarantor, as a guarantor, Cardtronics USA, Inc., as a servicer (in such capacity, together with its successor and assigns in such capacity, the “U.S. Servicer”), Cardtronics Canada Holdings Inc., as a servicer (the “Canadian Servicer”; together with the U.S. Servicer, the “Servicers”), the Persons from time to time party thereto as Purchasers and the Administrative Agent have entered into that certain Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers may from time to time make Investments, (ii) the Seller may from time to time sell certain Receivables to the Administrative Agent, (iii) each of the Seller and the Canadian Guarantor has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Pledged Collateral and (iv) the Servicers will service the Pool Receivables.

(4) As of the date hereof, Performance Guarantor is the direct or indirect owner of 100% of the issued and outstanding Equity Interests of the Seller, Canadian Guarantor, the Canadian Servicer and each Originator.

(5) Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, among other things, Performance Guarantor (individually) and Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions of Receivables to the Seller or Canadian Guarantor, as applicable, from time to time under the U.S. Purchase and Sale Agreement or Canadian Purchase and Sale Agreement, as applicable, (ii) the Servicers’ servicing of the Pool Receivables, (iii) the purchases and financial accommodations made by the Purchasers to the Seller from time to time under the Receivables Purchase Agreement and (iv) the other transactions contemplated under the U.S. Purchase and Sale Agreement, the Canadian Purchase and Sale Agreement and the Receivables Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1. Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of each of the Seller’s and Canadian Guarantor’s rights, interests and claims under the U.S. Purchase and Sale Agreement or Canadian Purchase and Sale Agreement, as applicable) and the other Secured Parties the due and punctual performance and observance by each Originator and each Servicer (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings, liabilities and obligations on the part of such Covered Entity to be performed or observed by it under the U.S. Purchase and Sale Agreement, the Canadian Purchase and Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions and limitations set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Purchaser, the Seller, the Canadian

Guarantor or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of the Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Purchaser may have against any Covered Entity, the Seller, the Canadian Guarantor, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any Credit Risk Losses or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Pool Receivables.

SECTION 2. Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by the Administrative Agent (or by the Seller or Canadian Guarantor) to collect on any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the Seller, the Canadian Guarantor or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by the Administrative Agent (or by the Seller or Canadian Guarantor) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Administrative Agent (or of the Seller or Canadian Guarantor) with respect thereto, (vi) the failure by the Administrative Agent (or by the Seller or Canadian Guarantor) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of the Seller or Canadian Guarantor, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Seller, Canadian Guarantor or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the Seller the Canadian Guarantor or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if the Administrative Agent (on behalf of the Secured Parties) is precluded for any reason (including, without limitation, the application of the automatic stay to a Covered Entity under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b) Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith.

SECTION 3. Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4. Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the Seller or Canadian Guarantor) exhaust any right or take any action against any Covered Entity, the Seller, the Canadian Guarantor, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities, the Canadian Guarantor and the Seller, on a continuing basis, all information concerning the financial condition of the Covered Entities, the Canadian Guarantor and the Seller, and that it is not relying on the Administrative Agent to provide such information either now or in the future.

SECTION 5. Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the Seller or Canadian Guarantor) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6. Representations and Warranties. The Performance Guarantor hereby represents and warrants to the Administrative Agent (for the benefit of the Secured Parties) as of the date hereof, on each Settlement Date and on each day on which an Investment or Release shall have occurred under the Receivables Purchase Agreement, as follows:

(a) Organization and Good Standing. The Performance Guarantor is a corporation, duly incorporated and validly existing under the laws of the State of Maryland and has full power and authority under its organizational documents and under the laws of its jurisdiction to own its assets and to conduct its business as such assets are currently owned and such business is presently conducted.

(b) Due Qualification. The Performance Guarantor is duly qualified to do business as a corporation, is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary corporate action.

(d) Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and such other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and such other Transaction Documents by the Performance Guarantor will not (i) violate any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of such Person or any material agreement or instrument to which such Person is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such agreement to which such Person is a party or by which it or any of its properties is bound or (iii) conflict with or violate any Applicable Law, except to the extent that any such default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, litigation, arbitration, proceeding or investigation pending, or, to the Performance Guarantor’s knowledge based on written notice received by it, threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; or (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents.

(g) No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Applicable Law. The Performance Guarantor is in compliance in all respects with the Applicable Law applicable to the Performance Guarantor, its Subsidiaries and their respective businesses and properties, except where any such failure could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guarantee or any of the other Transaction Documents.

(i) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser by the Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser (other than forward-looking or projected information, with respect to which no representation or warranty is made, and otherwise as subsequently corrected as the Administrative Agent or such other Purchaser Party, as applicable, have deemed acceptable), and when taken as a whole, and in light of the circumstances in which and the purposes for which they were furnished, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

SECTION 7. Certain Covenants. The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a) Existence. The Performance Guarantor will promptly obtain, comply with and do all things as are necessary to maintain in full force and effect its existence as a Maryland corporation. The Performance Guarantor also will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

(b) Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party, except where contested in good faith and by proper proceedings.

(c) Mergers, Sales, Etc. The Performance Guarantor will not, and will not permit any Covered Entity to, directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents). The Performance Guarantor shall not consolidate with or merge with or into any other Person or reorganize as any other entity or reincorporate in any other jurisdiction unless the Performance Guarantor is the surviving entity.

(d) Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 7.03 of the Receivables Purchase Agreement.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Addresses for Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and unless otherwise stated shall be made by email or letter to each party hereto, at its address set forth under its name on Schedule A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices, requests and demands shall be deemed to have been duly given or made (a) when dispatched by email during the recipient’s normal business hours when the confirmation showing the completed transmission has been received, or (b) if mailed via a reputable international courier, when it has been left at the relevant address or five (5) Business Days after being delivered to such reputable international courier, in an envelope addressed to the applicable person at that address and to the attention of the person(s) set forth above. Each party to this Performance Guaranty shall promptly inform the other parties hereto of any changes in their respective addresses and email address specified herein.

SECTION 10. No Waiver; Remedies. No failure on the part of the Seller, the Canadian Guarantor or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11. Continuing Agreement; Third-Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent. Each of the parties hereto hereby agrees that each of the Purchasers and the Secured Parties (including their permitted assignees under the Receivables Purchase Agreement) shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.

SECTION 12. Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13. Costs and Expenses. The Performance Guarantor hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 14. GOVERNING LAW. THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 15. Consent to Jurisdiction.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK

STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THE RECEIVABLES PURCHASE AGREEMENT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 17. Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to the Performance Guarantor (including liabilities in respect of any monies deposited with it by the Performance Guarantor) against any and all of the obligations of the Performance Guarantor to such Person now or hereafter existing under this Performance Guaranty.

SECTION 18. Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 19. Counterparts. This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NCR ATLEOS CORPORATION, as the Performance Guarantor

By:	/s/ Timothy C. Oliver
Name:	Timothy C. Oliver
Title:	President, Treasurer and Secretary

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Accepted as of the date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

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